Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Consumer Portfolio Services, Inc. on Amendment No. 1 to Form S-1 of our report dated February 15, 2013 on the consolidated financial statements of Consumer Portfolio Services, Inc. appearing in the 2012 Form 10-K of Consumer Portfolio Services, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Costa Mesa, California

January 23, 2014